Exhibit 10.1

ECO INTEGRATED TECHNOLOGIES, INC.

STOCK OPTION AGREEMENT

(Non-Qualified Option)

THIS STOCK OPTION AGREEMENT (the "Agreement") is entered into by and among ________________, an individual (the "Optionee"), and ECO INTEGRATED TECHNOLOGIES, INC., a Delaware corporation (the "Company").

RECITALS

WHEREAS, the Company desires to grant a stock option for the purpose of providing the Optionee, as a key employee or consultant of the Company and its affiliates, with increased incentive to render services, to exert maximum effort for the business success of the Company and to strengthen the identification of the Optionee with the shareholders. The Company, acting through its Board of Directors (the "Board") has determined that its interests will be advanced by the issuance to Optionee of this stock option.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties, covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

SECTION 1.  GRANT OF OPTION.  Subject to the terms and conditions set forth herein, the Company hereby irrevocably grants to Optionee the right and option, of the character indicated on EXHIBIT A attached hereto ("Option"), to purchase from the Company the number of shares of the Company's common stock, $0.0001 par value ("Common Stock") set out on EXHIBIT A at the price per share indicated on EXHIBIT A; provided, however, that this Option shall only be exercisable to the extent that the vesting schedule set forth on EXHIBIT A has been satisfied. Should the Optionee’s services to the Company be terminated, for any reason, prior to full vesting, any unvested portion of the Option shall expire and the rights to exercise this Option with respect to such unvested portion shall terminate effective on the date of Optionee’s termination of services to the Company.

SECTION 2.  OPTION PERIOD.  Subject to satisfaction of the vesting schedule set forth on EXHIBIT A, the Option herein granted may be exercised by Optionee in whole or in part at any time during a period beginning on the date hereof and ending on the expiration date set out on EXHIBIT A (the "Option Period").

SECTION 3.  PROCEDURE FOR EXERCISE.  The Option herein granted may be exercised by the delivery by Optionee of written notice to the Company setting forth the number of shares of Common Stock with respect to which the Option is being exercised. The notice shall be accompanied by, at the election of the Optionee:

(a)        cash, cashier's check, bank draft, or postal or express money order payable to the order of the Company;

(b)       certificates representing shares of Common Stock theretofore owned by Optionee duly endorsed for transfer to the Company;

(c)        a “cashless exercise” election whereby the Optionee instructs the Company to withhold the number of shares of Common Stock the fair market value, the less the exercise price, of which is equal to the aggregate exercise price of the shares of Common Stock issuable upon exercise of the Option; or

(d)       any combination of the preceding, equal in the value to the aggregate exercise price.

Notice may also be delivered by telecopy provided that the exercise price of such shares is received by the Company on the same day the telecopy transmission is received by the Company. The notice shall specify the address to which the certificates for such shares are to be mailed. An option to purchase shares of Common Stock hereunder shall be deemed to have been exercised immediately prior to the close of business on the date (i) written notice of such exercise and (ii) payment in full of the exercise price for the number of shares for which Options are being exercised, are both received by the Company and Optionee shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

As promptly as practicable after receipt of such written notice and payment, the Company shall cause the shares being purchased to be issued to the Optionee and to record the issuance of such shares to Optionee.

SECTION 4.  DEATH.  In the event the Optionee dies during the term of this Option, the options previously granted to Optionee may be exercised (to the extent Optionee would have been entitled to do so at the date of death) at any time and from time to time over the balance of the Option Period, by the guardian of Optionee's estate, the executor or administrator of Optionee's estate or by the person or persons to whom Optionee's rights under this Option Agreement shall pass by will or the laws of descent and distribution.

SECTION 5.  TRANSFERABILITY.  This Option shall not be transferable by Optionee otherwise than by Optionee's will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, as amended, or the rules thereunder. During the lifetime of Optionee, the Option shall be exercisable only by Optionee. Any heir or legatee of Optionee shall take rights herein granted subject to the terms and conditions hereof. No such transfer of this Option Agreement to heirs or legatees of Optionee shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of such evidence as the Board may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

SECTION 6.  NO RIGHTS AS SHAREHOLDER.  Optionee shall have no rights as a shareholder with respect to any shares of Common Stock covered by this Option Agreement until the Option is exercised by written notice and accompanied by payment as provided in Section 3 of this Option Agreement.

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SECTION 7.  CHANGES IN CAPITAL STRUCTURE.  If the outstanding shares of Common Stock or other securities of the Company, or both, for which the Option is then exercisable shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, or recapitalization, the number and kind of shares of Common Stock or subject to the Option and the exercise price, shall be appropriately and equitably adjusted so as to maintain the proportionate number of shares or other securities without changing the aggregate exercise price.

SECTION 8.  COMPLIANCE WITH LAWS.  Notwithstanding any of the other provisions hereof, Optionee agrees that he or she will not exercise the Option granted hereby, and that the Company will not be obligated to transfer any shares pursuant to this Option Agreement, if the exercise of the Option or the transfer of such shares of Common Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority.

SECTION 9.  NO RIGHT TO CONTINUED SERVICE.  Nothing contained herein shall be construed as conferring upon Optionee the right to continue in the service of the Company as an employee or consultant.

SECTION 10.  RESOLUTION OF DISPUTES.  As a condition of the granting of this Option, Optionee, and Optionee's heirs, personal representatives and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Board in its sole discretion and that any such determination and any interpretation by the Board of the terms of this Option Agreement shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, and Optionee's heirs, personal representatives and successors.

SECTION 11.  LEGENDS ON CERTIFICATE.  The shares of Common Stock issuable on exercise of this Option have not been registered under the Securities Act of 1933 (the “Securities Act”), or under any state securities laws, and the shares may only be sold pursuant to a registration statement or an available exemption from registration under the Securities Act. Accordingly, the certificates representing the shares of Common Stock purchased by exercise of the Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

SECTION 12.  NOTICES.  Every notice hereunder shall be in writing and shall be given by registered or certified mail. All notices of the exercise of any Option hereunder shall be directed to the Company as follows: Eco Waste Conversion Solutions, Inc., 60 Corporate Park, Irvine, California 92606. Any notice given by the Company to Optionee shall be directed to Optionee at the address set forth on EXHIBIT A attached hereto. The Company shall be under no obligation whatsoever to advise Optionee of the existence, maturity or termination of any of Optionee's rights hereunder and Optionee shall be deemed to have familiarized himself/herself with all matters contained herein.

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SECTION 13.  WITHHOLDING OF TAX.  Optionee shall notify the Company of the disposition of any shares of Common Stock acquired pursuant to this Option and, to the extent that the exercise of this Option or the disposition of shares of Common Stock acquired by exercise of this Option results in compensation income to Optionee for federal or state income tax purposes, Optionee shall pay to the Company at the time of such exercise or disposition such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations; and, if Optionee fails to do so, the Company is authorized to withhold from any cash remuneration then or thereafter payable to Optionee, any tax required to be withheld by reason of such resulting compensation income or Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.

SECTION 14.  BINDING EFFECT.  This Option Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under Optionee as provided herein.

IN WITNESS WHEREOF, this Stock Option Agreement has been executed as of this ____ day of _______________ 20____.

ECO INTEGRATED TECHOLOGIES, INC.

By:
Jess Rae Booth, CEO

OPTIONEE:

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EXHIBIT A

STOCK OPTION AGREEMENT

OPTION GRANT DATE:

OPTIONEE:

OPTIONEE ADDRESS:

OPTION CHARACTER:	Nonqualified Stock Option

NUMBER OF

OPTION SHARES:

EXERCISE PRICE:

EXPIRATION DATE:

VESTING SCHEDULE:

IN WITNESS WHEREOF, this Exhibit A to Stock Option Agreement has been executed and acknowledged as of the day and date indicated.

ECO INTEGRATED TECHOLOGIES, INC.

Dated: __________, 20___
By:
Jess Rae Booth, CEO

OPTIONEE:
Dated: __________, 20___

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